                                                                Exhibit 11.1


                     SUN HEALTHCARE GROUP, INC. AND SUBSIDIARIES

                          COMPUTATION OF EARNINGS PER SHARE


                                                THREE MONTHS ENDED                      NINE MONTHS ENDED
                                                    SEPTEMBER 30,                         SEPTEMBER 30,
                                                1996           1995                1996                1995
                                              --------       ---------           ---------           ---------
                                                          (In thousands, except per share data)
PRIMARY:

Shares outstanding at beginning of period     46,023         47,116              47,916              45,021
Weighted average shares issued pursuant to:
    Acquisition agreements                        --            609                  63                 561
    Employee benefit plans                        38              7                  61                 108
    Conversion of 6-1/2% Convertible
     Subordinated Debentures due 2003             --             --                                   1,502
    Weighted average shares repurchased           --             --              (1,592)                 --
Dilutive effect of outstanding stock
    options                                       --            515                 531                 939
                                              ------        -------              ------              ------

Weighted average number of common and
    common equivalent shares outstanding      46,061         48,247              46,979              48,131
                                              ------        -------              ------              ------
                                              ------        -------              ------              ------
Net earnings (loss) before extraordinary
    loss on early extinguishment of
    debt (1)                                 ($5,562)       $16,415             $26,143             $35,752

Extraordinary loss                                --             --                  --               3,413
                                              ------        -------              ------              ------

Net earnings (loss) (1)                      ($5,562)       $16,415             $26,143             $32,339
                                              ------        -------              ------              ------
                                              ------        -------              ------              ------

Net earnings before extraordinary loss
 per common and common equivalent share (1)   ($0.12)         $0.34               $0.56               $0.74

Extraordinary loss                                --             --                  --                0.07
                                              ------        -------              ------              ------
Net earnings per common and
    common equivalent share (1)               ($0.12)         $0.34               $0.56               $0.67
                                              ------        -------              ------              ------
                                              ------        -------              ------              ------


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


                                                                Exhibit 11.1


                     SUN HEALTHCARE GROUP, INC. AND SUBSIDIARIES

                    COMPUTATION OF EARNINGS PER SHARE (CONTINUED)


                                            THREE MONTHS ENDED                      NINE MONTHS ENDED
                                                 SEPTEMBER 30,                         SEPTEMBER 30,
                                            1996           1995                1996                1995
                                          --------       ---------           ---------           ---------
                                                      (In thousands, except per share data)
FULLY DILUTED:

Weighted average number of common and
    common equivalent shares used in
    primary calculation                    46,061         48,247              46,979              48,131

Additional dilutive effect of
    stock options                              --             --                  14                  --

Assumed conversion of dilutive
    convertible debentures                     --          4,714               4,714               4,795
                                          -------        -------             -------             -------

Fully diluted weighted average number
    of common and common equivalent
    shares outstanding                     46,061         52,961              51,707              52,926
                                          -------        -------             -------             -------
                                          -------        -------             -------             -------
Net earnings before extraordinary
    loss used in primary calculation (1)  ($5,562)       $16,415             $26,143             $35,752

Adjustment for reduced interest
    expense, net of interest expense
    related to additional borrowings to
    fund cash portion of merger
    consideration assumed paid on
    conversion of dilutive convertible
    debentures and net of related income
    tax benefits                               --            850               2,568               2,485
                                          -------        -------             -------             -------

Adjusted net earnings (loss) before
    extraordinary loss used in fully
    diluted calculation                    (5,562)        17,265              28,711              38,237

Extraordinary loss                             --             --                  --               3,413
                                          -------        -------             -------             -------
Net earnings (loss) (1)                   ($5,562)       $17,265             $28,711             $34,824
                                          -------        -------             -------             -------
                                          -------        -------             -------             -------
Fully diluted net earnings before
    extraordinary loss per common and
    common equivalent share (1)            ($0.12)         $0.33               $0.56               $0.72

Extraordinary loss on early
    extinguishment of debt                     --             --                  --                0.06
                                          -------        -------             -------             -------

Fully diluted net earnings per common and
    common equivalent share (1)            ($0.12)         $0.33               $0.56               $0.66
                                          -------        -------             -------             -------
                                          -------        -------             -------             -------


(1) For financial reporting purposes, a pro forma provision for income taxes has been reflected in the computation of earnings per share to present taxes on the results of operations for Golden Care for the period from January 1, 1995 to May 5, 1995, as if Golden Care had not elected S corporation status and was subject to and liable for Federal and state income taxes prior to the termination of its S corporation status. Golden Care terminated its S corporation status for Federal and state income tax purposes upon merging with the Company on May 5, 1995.